SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): July 18, 2017

SOLENO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36593	77-0523891
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)
1235 Radio Road, Suite 110
Redwood City, CA 94065
(Address of principal executive offices)
(650) 213-8444
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On July 18, 2017, Soleno Therapeutics, Inc. (the “Company”) completed the sale of stock of its 100% wholly-owned subsidiary, NeoForce, Inc. ("NFI") primarily related to the Company’s portfolio of neonatology resuscitation business pursuant to a Stock Purchase Agreement (the “Purchase Agreement”), dated as of July 18, 2017, with NeoForce Holdings, Inc. ("Holdings"), a 100% owned subsidiary of Flexicare Medical Limited, a privately held United Kingdom company, for $720,000 and adjustments for inventory and the current cash balances held at NFI. The Company will also receive the total outstanding accounts receivable and inventory held by NFI at the date of sale, as it is collected or sold, respectively. The transactions contemplated by the Purchase Agreement are a continuation of a process previously disclosed by the Company of evaluating strategic alternatives and focusing on the Company’s rare disease therapeutic business. The Purchase Agreement includes customary terms and conditions, including an adjustment to the purchase price based on inventory and accounts receivables, and provisions that require the Company to indemnify Holdings for certain losses that it incurs as a result of a breach by the Company of its representations and warranties in the Purchase Agreement and certain other matters. Proceeds from the sale are payable to the Company as follows: (1) a $720,000 payment to the Company in cash on July 18, 2017, (2) the value of outstanding accounts receivable as it is collected by NFI following July 18, 2017, payable on a monthly basis, and (3) the value of inventory as it is sold following July 18, 2017, payable on a monthly basis.

The Purchase Agreement contains customary representations and warranties of each of the parties. The Purchase Agreement contains indemnification rights in favor of Holdings following closing for (i) breaches of representations and warranties by NFI, including breaches related to organization, authorization, capitalization, title to assets, intellectual property, finders’ fees, and sufficiency of assets, (ii) breaches of any of the representations and warranties by the Company, and (iii) breaches of the covenants or agreements of the Company or NFI in the Purchase Agreement.

A copy of the Purchase Agreement is attached hereto as Exhibit 2.1, and the description of the material terms of the Purchase Agreement in this Item 1.01 is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference. A copy of the press release announcing the sale is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 2.01.	Completion of Acquisition or Disposition of Assets.

On July 18, 2017, pursuant to the Purchase Agreement described in Item 1.01, the Company completed the sale of its 100% owned subsidiary, NFI to Holdings, a 100% owned subsidiary of Flexicare Medical Limited, a privately held United Kingdom company in exchange for $720,000 and adjustments for inventory and outstanding accounts receivables. The information disclosed in response to Item 1.01 is incorporated herein by reference.

ITEM 7.01.	Regulation FD Disclosure.

On July 24, 2017, the Company issued a press release announcing the completion of the transaction contemplated by the Purchase Agreement described above in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information contained in this Item 7.01 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Securities Exchange Act of 1934, as amended, except as otherwise expressly stated in any such filing.

ITEM 9.01.	Financial Statements and Exhibits.

(b)	Pro Forma Financial Statements

The pro forma financial information required to be filed under this Item 9.01(b) is attached hereto as Exhibit 99.2.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

2.1*	Stock Purchase Agreement, dated as of July 18, 2017, and between Soleno Therapeutics, Inc., a Delaware corporation, and NeoForce Holdings, Inc. a Delaware corporation.
99.1	Press release of Soleno Therapeutics, Inc. issued on July 19, 2017.
99.2	Pro forma condensed consolidated financial information.

* The schedules to the Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of any schedule omitted from the Purchase Agreement to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLENO THERAPEUTICS, INC.
Date: July 24, 2017
By: /s/ David O’Toole
David O’Toole
Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Stock Purchase Agreement, dated as of July 18, 2017, and between Soleno Therapeutics, Inc., a Delaware corporation, and NeoForce Holdings, Inc. a Delaware corporation.
99.1	Press release of Soleno Therapeutics, Inc. issued on July 19, 2017.
99.2	Pro forma condensed consolidated financial information.